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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   STRATABASE
                                   ----------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   88-0414964
                                   ----------
                      (I.R.S. Employer Identification No.)

                                34595 3rd Avenue
                        Abbotsford, B.C.  V2S 8B7, Canada
                        ---------------------------------
                    (Address of Principal Executive Offices)

                             2002 Stock Option Plan
                             ----------------------
                            (Full Title of the Plan)

                     The Corporation Trust Company of Nevada
                                 6100 Niel Road
                               Reno, Nevada 89511
                               ------------------
                     (Name and Address of Agent for Service)

                                 (604) 504-5811
                                 --------------
          (Telephone number, Including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

    Title of                         Proposed Maximum      Proposed Maximum
Securities To Be     Amount To Be      Offering Price     Aggregate Offering        Amount of
   Registered         Registered        Per Share (2)           Price           Registration Fee
----------------   ----------------  -----------------    ------------------   -------------------
Common  Stock,        1,750,000(1)        $1.06                 1,855,000        $  443.35
par value $.001
per share
----------------   ----------------  -----------------    ------------------   -------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low bid price of the common stock on the Nasdaq Over-the-Counter Bulletin Board on January __, 2002.



EXPLANATORY  NOTE:

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Common Stock of Stratabase.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.


     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

2. The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2001; June 30, 2001 and September 30, 2001;

3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above; and

4. The description of our common stock contained in our registration statement filed under the Exchange Act registering such common stock under
Section 12 of the Exchange Act, including any amendment or report file for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in and to be a part of this Registration Statement by reference from the date of filing of such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  Applicable

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

      Not  Applicable

ITEM  6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS

     Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. Stratabase has provided in its by-laws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, Stratabase has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses
(including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Stratabase.

     The Certificate of Incorporation of Stratabase limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  Applicable

ITEM  8.  EXHIBITS

3.1     Registrant's  Restated  Articles  of  Incorporation*
3.2     Registrant's  Bylaws**
4.1     Stratabase  2002  Stock  Option  Plan
4.2     Form  of  Stock  Option  Agreement
5.1 Opinion of Ehrenreich Eilenberg & Krause LLP as to the legality of the securities being registered
23.1    Consent  of Ehrenreich Eilenberg & Krause LLP (included in Exhibit 5.1)
23.2    Consent  of  Moss  Adams  LLP
24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

* Previously filed with the Registrant's Information Statement on Schedule 14C on May 30, 2001.

** Previously filed with the Registrant's SB-2 on August 8, 1999, SEC File Number 99685236.

ITEM  9.  UNDERTAKINGS

     (a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Abbotsford, Canada, on February 4, 2002.



                            By:   /s/  Trevor  Newton
                                  -------------------
                                  Trevor  Newton,  Chairman,  President, Chief
                                  Executive Officer,  Secretary  and  Treasurer


                                POWER OF ATTORNEY

     KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor Newton with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


  SIGNATURE                            TITLE                                  DATE
------------                           -----                                  -----
/s/Trevor Newton      Chairman, President, Chief Executive Officer,      February 4, 2002
----------------      Secretary  and Treasurer, Director
   Trevor  Newton


/s/Fred  Coombes      Vice  President  of  Corporate  Development,       February 4, 2002
----------------      Director
   Fred  Coombes

